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                                                                      EXHIBIT 23





                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-80147) pertaining to the 1993 Stock Option Plan, 1994 Directors' Stock Option Plan and Directors' Warrants of SigmaTron International, Inc. of our report dated June 19, 1998, except for Note 16, as to which the date is July 1, 1998 and Note 6, as to which the date is July 14, 1998, with respect to the consolidated financial statements and schedule of SigmaTron International, Inc. included in the Annual Report (Form 10-K) for the year ended April 30, 1998.




                                                               ERNST & YOUNG LLP



Chicago, Illinois
July 22, 1998